Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-            on Form S-3 of FTAI Infrastructure Inc. of our report dated September 30, 2025, relating to the consolidated financial statements of The Wheeling Corporation and Subsidiaries as of and for the years ended June 30, 2025 and 2024 appearing in the Current Report on Form 8-K/A dated October 24, 2025 of FTAI Infrastructure Inc. filed with the Securities and Exchange Commission.

/s/ Bowers & Company

Syracuse, New York
March 16, 2026